SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) May 22, 2007

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2007, the Board of Directors of Siena Technologies, Inc. (the “Company”) appointed James Michael Kelley, a member of the Company’s Board of Directors, as the Company’s Executive Vice President of Administration. Mr. Kelley has served on the Company’s Board of Directors since September of 2005, when the Company acquired Kelley Communication Company, Inc. (“Kelley Communication”). Mr. Kelley has served as the President of Kelley Communication since he founded it in 1988.

The Company is a party to an Amended and Restated Promissory Note with James Michael Kelley, which became effective June 30, 2006 (the “Note”). The initial principal amount of the Note was $476,250. The Note bears interest at 7% per annum. The Company began making payments on the Note in January 2007 and the Note is due in September 2008. The Company is obligated to make principal and interest payments in the aggregate amount of $180,000 for the 12 months ended December 31, 2007, and $352,801 for the 12 months ended December 31, 2008. As of May 29, 2007, approximately $475,000 of principal and accrued interest on the Note remained outstanding. The Company has not made the March, April or May payments to Mr. Kelley under the Note, however, Mr. Kelley has waived any default under the Note.

The Note also provides:

•

if prior to the Company’s full payment and satisfaction of the Note, it borrows money or raises capital from the sale of its common stock in excess of $3,500,000 (after the payment of all financing fees and expenses), the Company is obligated to pay Mr. Kelley 30% of such excess up to the unpaid balance on the Note within 10 days after receipt of such funds; and

•

if at any time during which the Note remains unpaid, the Company’s earnings on a consolidated basis during any calendar year exceeds $1,000,000 (before interest, taxes, depreciation and amortization, but after deducting all principal and interest payments on outstanding debts, other than certain mandatory prepayments as discussed herein), the Company is obligated to pay Mr. Kelley 20% of the excess earnings, up to the unpaid balance of the Note as a prepayment, within 10 business days of the filing of the Company’s Annual Report on Form 10-KSB.

Upon the acquisition of Kelley Communication, the Company assumed $492,856 in various notes payable to Mr. Kelley. The notes payable carried interest at a fixed rate of 5.00%. These notes payable were refinanced on October 7, 2005 with a $492,856 note payable carrying interest at 6.00% and requiring 24 monthly payments of $17,412 in principal and interest through September 2007. A balance of approximately $122,000 remained outstanding as of May 29, 2007. As of May 29, 2007, the Company has not made the March, April or May payments to Mr. Kelley on this note, however, Mr. Kelley has waived any default under this note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENA TECHNOLOGIES, INC.
May 29, 2007	/s/ Christopher G. Pizzo Christopher G. Pizzo Chief Financial Officer